Exhibit 10.1

TERMINATION, RELEASE
AND SETTLEMENT AGREEMENT

THIS TERMINATION, RELEASE AND SETTLEMENT AGREEMENT (“Agreement”) is made by and among the following parties (each, a “Party” and collectively, the “Parties”):

Nordic Windpower USA, Inc., a Delaware corporation, having its principal place of business at 125 University Avenue, Berkeley, California, USA 94710 (“Nordic USA”);

Nordic Windpower Limited, a private limited company organized and existing under the laws of England and Wales, having its registered office at 100 New Bridge Street, London EC4V 6JA (“Nordic UK”);

Nordic Windpower Holdings, Inc., a Delaware corporation, having its principal place of business at 125 University Avenue, Berkeley, California, USA 94710 (“Nordic Holdings”);

Deltawind AB, a limited liability company organized and existing under the laws of Sweden, having its registered offices at Box 7315, 103 90 Stockholm, Sweden (“Deltawind”);

GC China Turbine Corp., a Nevada corporation formerly known as Nordic Turbines, Inc., having its principal place of business at No. 86, Nanhu Avenue East Lake Development Zone, Wuhan, Hubei Province, PRC (“GC China”);

Luckcharm Holdings Limited, a limited liability company organized and existing under the laws of Hong Kong, having its principal place of business at Flat/Room 703, Nan Dao Comm. Building, 359-361 Queen’s Road Central, Hong Kong (“Luckcharm”);

Wuhan Guoce Nordic New Energy Co., Ltd. a limited liability company established and existing under the laws of China, having its registered office at No. 86, Nanhu Avenue East Lake Development Zone, Wuhan, Hubei Province, People’s Republic of China (PRC) (“Wuhan”);

Wuhan Guoce Science & Technology Co., Ltd., a limited liability company established and existing under the laws of China, having its registered office at #456, Luoyu Rd, Hongshan District, Wuhan, China (“WGST”); and

Wuhan Zhongjieneng New Energy Investment Ptd., Ltd., a limited liability company established and existing under the laws of China, having its registered office at Room 501, 5th Floor, Unit 1, Building 10, Shuguang Cun, East Lake Development Zone, Wuhan, China (“ZJN”).

BACKGROUND

This Agreement is made binding and effective as of 09:00 A.M. (UTC) November 30, 2010 (the “Effective Date”), and it is made with reference to the following facts:

I.	Nordic Holdings, Nordic UK, Nordic USA and their respective predecessors, successors, assigns and affiliates shall collectively be referred to herein as the “Nordic Group.”

II.
GC China owns 100% of the outstanding stock of Luckcharm, which owns 100% of the outstanding stock of Wuhan.  GC China, Luckcharm, Wuhan, WGST, ZJN and their respective predecessors, successors, assigns and affiliates shall collectively be referred to herein as the “GC China Group.”

III.
On June 30, 2006, Wuhan and Deltawind signed a Technical License Contract (the “Technical License”).  The Technical License granted Wuhan certain rights with respect to certain manufacturing technology and know-how owned or developed by Deltawind.

IV.
On June 30, 2006, WGST, ZJN, and Deltawind signed a Foreign Equity Joint Venture Contract (the "Equity Joint Venture Contract").  In August 2006 Wuhan was incorporated.  On or about September 22, 2006, WGST, ZJN, and Deltawind signed a revised Equity Joint Venture Contract and Share Transfer Agreement (“Share Transfer Agreement”) transferring certain shares of Wuhan to Deltawind.  In early 2007, WGST, ZJN and Deltawind signed a termination agreement of the revised Equity Joint Venture Contract (the “JV Termination Agreement”) and a share transfer agreement whereby Deltawind transferred all of its shares in Wuhan back to WGST (“Second Share Transfer Agreement”).  WGST received approval from the relevant Chinese governmental authority to purchase all of the Wuhan shares from Deltawind on March 19, 2007 and the change in registration of shareholders of Wuhan was completed on March 27, 2007.  The Share Transfer Agreement, revised Equity Joint Venture Contract, JV Termination Agreement, Second Share Transfer Agreement and other related agreements signed by WGST, ZJN, and Deltawind are collectively referred to herein as the "China JV Agreements."

V.	The Nordic Group has never been a party to the China JV Agreements.

VI.
In accordance with an Asset Transfer Agreement between Nordic UK and Deltawind dated August 24, 2007 (the “Asset Transfer Agreement”), Nordic UK acquired certain rights related to the wind turbine technology and know-how owned or developed by Deltawind.

VII.	The GC China Group has never been a party to the Asset Transfer Agreement.

VIII.
Subsequent to the consummation of the Asset Transfer Agreement, the Parties have unresolved disagreements with regard to their respective rights and obligations in relation to the Technical License and the China JV Agreements.

IX.
Nordic USA is the owner of U.S. Trademark Registration No. 3,536,392 for the mark NORDIC WINDPOWER for use in connection with wind turbines and wind-powered electricity generators and U.S. Trademark Registration No. 3,536,393 for the mark NORDIC WINDPOWER & Design for use in connection with wind turbines and wind-powered electricity generators.

X.	GC China is the owner of certain trademarks and trademark registrations in China that include the word NORDIC.

XI.
On December 23, 2009, Nordic USA instituted civil case no. 09-03672-PJH in the United States District Court for the Northern District of California, alleging that GC China was engaged in activities that infringed the Nordic Group’s rights and caused confusion in the Nordic Group’s target audiences (the “Lawsuit”).

XII.	GC China has answered and vigorously disputes the Lawsuit.

XIII.
The Nordic Group and Deltawind, on the one hand, and the GC China Group, on the other hand, now wish to reach a full and final settlement of the Lawsuit and all other disputes among them and to terminate all agreements, arrangements, relationships and understandings among them other than as set forth in this Agreement.

XIV.	For purposes of this Agreement, “China” or PRC” shall mean the People’s Republic of China, which shall include Macau and Hong Kong SAR, but expressly excludes Taiwan.

Now Therefore, in consideration of the respective promises, and the terms, conditions, provisions and covenants of this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

AGREEMENT

1.	Consideration and Dismissal of Litigation and other Disputes

1.1
Dismissal of Litigation.  Following the Effective Date, within fifteen (15) business days after receipt of a fully executed and stamped copy of the Termination Application(s) (as defined in Section 1.3 below) filed with the relevant PRC authority, the Parties shall file a joint stipulated dismissal with prejudice of the Lawsuit and all claims and defenses.

1.2	Mutual Waiver of Costs. All Parties waive any right to recover court costs and attorneys’ fees and expenses incurred in connection with the Lawsuit.

1.3
Termination of Technical License.  The GC China Group has stated and believes that the GC China Group has not received proprietary technology or know-how pursuant to the Technical License (other than copies of the WO 02079643A1 ("System for a Turbine with a Gaseous or Liquideous Working Medium") patent application) and the Nordic Group and Deltawind disagree with such statement and belief.  Without regard to the foregoing, the Parties hereby agree that the Technical License is hereby terminated effective as of the Effective Date of this Agreement in any and all jurisdictions.  All past, present and future rights and obligations under the Technical License shall be null, void and of no further force or effect as of the Effective Date of this Agreement.  Within fifteen (15) business days after the Effective Date, Wuhan will duly apply for cancellation of the Technical License at the relevant PRC authority and any other relevant governmental authority or agency (each, a “Termination Application”) and shall provide Nordic Holdings with a true, complete and correct copy of each Termination Application.

1.4
Further Assistance.  Each Party agrees to provide timely assistance for dismissal of the Lawsuit and cancellation of the Technical License, as reasonably requested, including without limitation, signing and delivering the required dismissal, settlement, cancellation and termination documents and agreements and timely delivering them to the requesting Party.  The Parties further covenant and agree to cooperate regarding termination of the Technical License and changes to any registrations, approvals or recordals necessary or appropriate to carry out the cancellations and assignments contemplated in this Agreement, including but not limited to filing applications to the appropriate government authorities, providing information required by the authorities and executing related documents to complete the cancellations and assignments.

1.5	Trademarks.

(i)
China.  The Parties acknowledge and agree that the Nordic Group shall not use the mark NORDIC WINDPOWER in China.  The Parties understand and agree that as between the GC China Group and the Nordic Group, the GC China Group shall have the exclusive right to use the marks GC NORDIC and GUOCE NORDIC in China in connection with the sale, advertisement, marketing or promotion of any wind-related power generating devices or wind-related power generating technologies.  The Nordic Group has not directly or indirectly, registered or attempted to register, and shall not directly or indirectly register or attempt to register the mark NORDIC in China in connection with the sale, advertisement, marketing or promotion of any wind-related power generating devices or technologies.  Notwithstanding anything to the contrary contained in this Agreement, the members of the Nordic Group may at all times use their respective legal corporate names in China as legally required and such use is not and shall not be an infringement of the GC China Group’s marks.

(ii)
Worldwide.  From and after the Effective Date, the GC China Group also covenants and agrees not to use any blue and orange or any other color scheme anywhere in the world where such color scheme is reasonably likely to be confusingly similar to a color scheme employed by the Nordic Group as of the Effective Date on its www.nordicwindpower.com website or its other websites or products, components, logos, trademarks, trade dress, designs, service marks, copyrights, components, business cards, letterhead or other stationery, buildings, signage, packaging, advertising material, corporate information, investor presentations, manuals, product information or other items, which are directed towards the sale, advertisement,marketing, promotion, financing, manufacturing, development, production, or use of any wind-related power generating devices or technologies.

(iii)
Outside China.  The GC China Group hereby acknowledges and agrees that it shall cease using and shall not use the mark NORDIC or any confusingly similar mark outside China in connection with the sale, advertisement, marketing, promotion, financing, manufacturing, development, production, or use of any wind-related power generating devices or technologies.  The GC China Group shall not sell, manufacture, distribute, license, use, or transfer any wind-related power generating devices or wind-related power generating technologies to any person or entity that it knows or reasonably should know intends to use a NORDIC mark or any confusingly similar mark outside of China.  The covenants and agreements of the GC China Group in Sections 1.5(i) and (ii) above and this Section 1 .5(iii) shall apply regardless of the language, English, Chinese, or any other language, into which the term “Nordic” may be translated.  The GC China Group has not directly or indirectly registered or attempted to register and shall not directly or indirectly use, register or attempt to register the mark NORDIC or any confusingly similar mark outside of China in connection with the sale, advertisement, marketing or promotion of any wind-related power generating devices or technologies.

(iv)
The GC China Group consents to and will not object to or otherwise challenge the Nordic Group’s use and registration of the mark NORDIC or any mark incorporating the term NORDIC outside of China, including, but not limited to, filing an opposition, cancellation, revocation or invalidity proceeding.  The Nordic Group consents to and will not object to or otherwise challenge the GC China Group’s use and registration of the mark GC NORDIC or GUOCE NORDIC in China including, but not limited to, filing an opposition, cancellation, revocation or invalidity proceeding.

1.6
Termination of all Agreements.  Other than as set forth in this Agreement, the Nordic Group and Deltawind, on the one hand, and the GC China Group, on the other hand, hereby confirm and agree that any and all agreements, arrangements, understandings and other rights or obligations between them are hereby terminated, canceled and are null and void and of no further force or effect.  This confirmation and termination includes, but is not limited to, termination of the revised Equity Joint Venture Contract, which was cancelled in early 2007, termination of the Technical License and termination of all other China JV Agreements.

1.7	Rights. Each Party retains all right, title and interest in and to its intellectual property subject to all of the terms and conditions of this Agreement.

2.	Mutual General Release

2.1
Release by GC China Group.  Excepting the obligations imposed by this Agreement and any claims that may arise out of the breach of this Agreement (including any representation, warranty or covenant contained herein), and the other consideration set forth in this Agreement, the GC China Group, on behalf of themselves and their past and present respective predecessors, subsidiaries, parent companies, affiliates, divisions, successors and assigns, and all of their past and present respective officers, directors, agents, insurers, security holders, attorneys, servants and employees, does hereby covenant not to sue and does hereby completely waive and forever release, cancel, forgive, discharge and generally release Deltawind and the Nordic Group and each of their past and present respective predecessors, subsidiaries, affiliates, divisions, successors and assigns, and all of their past and present officers, directors, agents, attorneys, beneficiaries, insurers, servants and employees (the “Deltawind & Nordic Group Released Parties”) from any and all actions, claims, demands, rights, judgments, defenses, actions, charges, causes of action (including but not limited to counter-claims, malicious prosecution claims and the like), damages, obligations, liabilities, controversies, product liability (including without limitation injuries, death, or disability to persons and destruction of property), customer complaints, charges and executions (collectively, “Claims”), of any kind or nature whatsoever anywhere in the world, of any and every kind and description, in law or in equity, which any of them ever had, now has, or hereafter can, shall or may have or assert against all or any of the Deltawind & Nordic Group Released Parties, whether known or unknown, foreseen or unforeseen, based on any act or omission occurring prior to the date of the signing of this Agreement, to the maximum extent permitted by law.

2.2
Release by Nordic Group and Deltawind.  Excepting (i) the obligations imposed by this Agreement, (ii) any claims relating to any infringement or violation of any patent right of the Nordic Group or Deltawind, including without limitation WO 02079643A1 (“System for a Turbine with a Gaseous or Liquideous Working Medium”) and any patent throughout the world that claims priority thereto, and (iii) any claims that may arise out of the breach of this Agreement (including any representation, warranty or covenant contained herein), and the other consideration set forth in this Agreement, the Deltawind & Nordic Group Released Parties, on behalf of themselves, respectively, and their past and present respective predecessors, subsidiaries, parent companies, affiliates, divisions, successors and assigns, and all of their past and present respective officers, directors, agents, insurers, security holders, attorneys, servants and employees, do hereby covenant not to sue and do hereby completely waive and forever release, cancel, forgive, discharge and generally release the GC China Group and their past and present respective predecessors, subsidiaries, affiliates, divisions, successors and assigns, and all of their officers, directors, agents, attorneys, beneficiaries, insurers, servants and employees (the “GC China Group Released Parties”) from all Claims of any kind or nature whatsoever anywhere in the world, of any and every kind and description, in law or in equity, which any of them ever had, now has, or hereafter can, shall or may have or assert against all or any of the GC China Group Released Parties, known or unknown, foreseen or unforeseen, based on any act or omission occurring prior to the date of the signing of this Agreement, to the maximum extent permitted by law.

2.3
No Claims.  No Party hereto nor anyone on its behalf, shall assert or file any claim, complaint, arbitration proceeding, charge, suit or action against any other Party hereto or person released pursuant hereto (“Releasee”) arising out of any matter released pursuant to Section 2.1 (Release by GC China Group) or Section 2.2 (Release by Nordic Group and Deltawind) above.  In the event that any such claim, complaint, arbitration proceedings, charge, suit or action is asserted or filed in breach of this Section 2.3 (No Claims), each affected Party hereto or Releasee shall be entitled to recover from the releasing Party or Parties his, her or its costs, including attorneys’ fees, incurred in defending against such action.  Claims released pursuant to this Agreement include without limitation claims based on or arising out of all common law and statutory claims, including (but not limited to) breach of contract, negligence, gross negligence, libel, slander or other tortious acts on the part of any Party hereto or Releasee; provided, however, that fraud and intentional misrepresentation Claims related to this Agreement are not released hereunder.

2.4
Release and California Civil Code Section 1542 Waiver.  The Parties expressly acknowledge and agree that this Agreement fully and finally releases and forever resolves all Claims, including those that are unknown, unanticipated or unsuspected or that may hereafter arise as a result of the discovery of new or additional facts.  Each Party acknowledges that it has had the benefit of independent legal advice with respect to the advisability of entering into this Agreement, and fully understands and knowingly and expressly waives any rights or benefits which it otherwise might have under California Civil Code Section 1542 (or any other similar local, state, federal or foreign statute, doctrine or principle of law), which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

3.	Mutual Confidentiality; Non-Use and Non-Disparagement

The terms of this Agreement are intended by the Parties to be confidential.  Other than any disclosure that may be required by law or order of a court, or may be made to a Party’s lawyers or accountants or other advisors, who are bound by the same duty of confidentiality, as reasonably necessary for the rendering of professional services to a Party, the terms of this Agreement are strictly confidential.  Each Party shall not use or disclose trade secrets, confidential or proprietary information of the other Parties that it received, if any, prior to the Effective Date.

4.	Additional Representations and Warranties of the Parties

4.1
No Reliance.  Except as expressly stated in this Agreement, no Party (nor any officer, agent, employee, representative, nor attorney) has made any statement or representation to any other Party regarding any fact relied upon in entering into this Agreement, and no Party is relying upon any statement, representation, or promise of any other Party (nor any officer, agent, employee, representative, nor attorney) in executing this Agreement or in making this settlement, except as expressly stated in this Agreement.

4.2
Independent Advice.  Each Party represents and declares that in executing this Agreement such Party has relied solely upon its own judgment, belief, and knowledge after it has obtained the advice of such Party’s own independently-selected counsel, concerning the nature, extent, and duration of its rights and claims.

4.3	Investigation. Each Party has made a reasonable investigation of the facts pertaining to this Agreement, and all of the matters pertaining to it.

4.4	Agreement Read. Each Party has read this Agreement and understands its contents and consequences.

4.5
No Assignments of Claims.  No Party has assigned, transferred or conveyed any of the claims, demands, rights, judgments, defenses, actions, charges or causes of action that are settled and resolved by this Agreement.

4.6	Contractual Terms. Each term of this Agreement is contractual and not merely a recital.

4.7
Full Authority.  This Agreement constitutes valid and legally binding obligations of each of the Parties, and this Agreement is enforceable according to its terms.  Each Party is duly organized, validly existing and in good standing under the laws of their respective states of incorporation or formation, and each has the full right, power, and authority to execute and deliver this Agreement.

4.8	Necessary Entities.

(i)
By GC China Group.  The GC China Group represents and warrants that GC China, Luckcharm, WGST, ZJN and Wuhan are all of the entities necessary or appropriate (i) to terminate any and all agreements, arrangements, understandings and other rights or obligations between Deltawind and the Nordic Group, on the one hand, and the GC China Group, on the other hand, which includes, but is not limited to, termination of the revised Equity Joint Venture Contract, which was cancelled in early 2007, termination of the Technical License and termination of all other China JV Agreements, and (ii) to assign all of the rights, transfer all of the property and perform all of the obligations set forth in this Agreement for the GC China Group.  No other person or affiliate of the GC China Group is necessary or appropriate to include as a party to this Agreement to terminate all of the agreements, arrangements, understandings and other rights or obligations between the Parties or to assign all of the rights, transfer all of the property and perform all of the obligations set forth in this Agreement or to otherwise fully effectuate the terms and conditions set forth in this Agreement.

(ii)
By Deltawind.  Deltawind represents and warrants that Deltawind is the only entity necessary or appropriate (i) to terminate any and all agreements, arrangements, understandings and other rights or obligations between Deltawind, on the one hand, and the GC China Group, on the other hand, which includes, but is not limited to, termination of the revised Equity Joint Venture Contract, which was cancelled in early 2007, termination of the Technical License and termination of all other China JV Agreements, and (ii) to assign all of the rights, transfer all of the property and perform all of the obligations set forth in this Agreement for Deltawind.  No other person or affiliate of Deltawind is necessary or appropriate to include as a party to this Agreement to terminate all of the agreements, arrangements, understandings and other rights or obligations between the Parties or to assign all of the rights, transfer all of the property and perform all of the obligations set forth in this Agreement or to otherwise fully effectuate the terms and conditions set forth in this Agreement.

(iii)
By Nordic Group.  The Nordic Group represents and warrants that Nordic USA, Nordic UK, and Nordic Holdings are all of the entities necessary or appropriate (i) to terminate any and all agreements, arrangements, understandings and other rights or obligations between the Nordic Group, on the one hand, and the GC China Group, on the other hand, which includes, but is not limited to, termination of the Technical License, and (ii) to assign all of the rights, transfer all of the property and perform all of the obligations set forth in this Agreement for the Nordic Group.  No other person or affiliate of the Nordic Group is necessary or appropriate to include as a party to this Agreement to terminate all of the agreements, arrangements, understandings and other rights or obligations between the Parties or to assign all of the rights, transfer all of the property and perform all of the obligations set forth in this Agreement or to otherwise fully effectuate the terms and conditions set forth in this Agreement.

5.	Assignment of Trademarks and Logos

5.1
Assignment of Non-China Marks.  The GC China Group represents and warrants that it is the sole legal and beneficial owner of the NordicTurbines.com website and domain name and that it has full right, power and authority to assign, sell, transfer and convey all of its right, title and interest in and to the domain NordicTurbines.com.  For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the GC China Group hereby assigns, sells, transfers and conveys to Nordic UK or its designee, and Nordic UK or its designee hereby purchases, acquires and receives from the GC China Group, all of the GC China Group’s right, title and interest in and to the domain NordicTurbines.com and any and all logos or marks that include the term “Nordic” and any common law rights in and to the term “Nordic” outside of China for wind-related power generating devices or wind-related power generating technologies together with all of the goodwill of the business symbolized by the mark “Nordic” and together with all rights to recover for damages and profits and all other rights and remedies for infringement of the mark “Nordic,” whether past, present or future infringement.  As of the Effective Date, Nordic UK or its designee shall own and be the sole owner of all of the rights title and interest in and to the “Nordic” mark for wind-related power generating devices or wind-related power generating technologies (the “Non-China Marks”) to be held and enjoyed by Nordic UK or its designee and each of their respective affiliates, successors, heirs and assigns as fully and entirely as the GC China Group held and enjoyed immediately before this assignment was made.  The Parties understand and agree that the foregoing assignment is as to the Non-China Marks only, and that marks in China are not included in such assignment.  The Parties understand and agree that on and as of the Effective Date, Nordic UK or its designee shall solely and exclusively own and hold all of the GC China Group’s right, title and interest in and to the Non-China Marks.  The GC China Group shall not retain any right, title or interest in or to the Non-China Marks or any right therein or thereof or registration therefor.  For the avoidance of doubt, Nordic UK or its designee shall solely and exclusively have the right and be entitled, in its sole discretion, in and under the laws of any country and jurisdiction outside China, to (i) initiate any action, litigation, arbitration or other proceeding, and seek, enforce, and benefit from any right, remedy or award, in connection with the Non-China Marks, or any infringement thereof before, on or after the Effective Date, and (ii) maintain, cancel or let expire the registrations for the Non-China Marks.  It is the intent of the Parties that these assignments shall be effective pursuant to the applicable federal and state laws of the United States.

5.2
Assignment of China Marks.  For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Nordic Group hereby assigns, sells, transfers and conveys to GC China Group or its designee, and GC China Group or its designee hereby purchases, acquires and receives from the Nordic Group, all of the Nordic Group’s right, title and interest in and to any and all logos or marks that include the term “Nordic” and any common law rights in and to the term “Nordic” in China together with all rights to recover for damages and profits and all other rights and remedies for infringement of the mark “Nordic,” whether past, present or future infringement.  As of the Effective Date, the GC China Group shall own, and be the sole owner of, all of the rights, title and interest in and to the “Nordic” mark in China for wind-related power generating devices or wind-related power generating technologies (the “China Marks”) to be held and enjoyed by the GC China Group or its designee and each of their respective affiliates, successors, heirs and assigns as fully and entirely as the Nordic Group held and enjoyed immediately before this assignment was made.  The Parties understand and agree that the foregoing assignment is as to the China Marks only, and that any other logos or marks (including without limitation any logos or marks outside China) are not included in such assignment.  The Parties understand and agree that on and as of the Effective Date, the GC China Group or its designee shall solely and exclusively own and hold all of the Nordic Group’s right, title and interest in and to the China Marks.  The Nordic Group shall not retain any right, title to interest in or to the China Marks or any right therein or thereof or registration therefor in China.  For the avoidance of doubt, the GC China Group or its designee shall solely and exclusively have the right and be entitled, in its sole discretion, in and under the laws of China, to (i) initiate any action, litigation, arbitration or other proceeding, and seek, enforce, and benefit from any right, remedy or award, in connection with the China Marks, or any infringement thereof before, on or after the Effective Date, and (ii) maintain, cancel or let expire the registrations for the China Marks.  It is the intent of the Parties that these assignments shall be effective pursuant to the laws of China.

6.	Ownership of Domain Names

6.1
GC China Group.  The GC China Group represents and warrants that it has ceased to use, own and operate the website and domain name NordicTurbines.com and further covenants that it will not use, own or operate NordicTurbines.com or any other website or domain name that uses or incorporates the term “Nordic”, excepting websites and domain names using the .cn country code top level domain and using the word or mark GC NORDIC or GUOCE NORDIC, but not NORDIC by itself.  The GC China Group agrees that it has not and will not register any website or domain name that uses or incorporates the term “Nordic”, excepting (i) www.gc-nordic.com and (ii) websites and domain names using the .cn country code top level domain and using the work or mark GC NORDIC or GUOCE NORDIC, including gcnordic.cn, gc-nordic.cn, wuhangoucenordic.cn and guocenordic.cn, but not NORDIC by itself.  Within seven (7) days of the Effective Date, the GC China Group shall execute and deliver evidence of its assignment of the NordicTurbines.com domain name to Nordic Holdings.

6.2
Nordic Group.  The Nordic Group represents and warrants that it does not use, own or operate any website or domain name in China that uses the .cn top level domain and that uses or incorporates the term “Nordic” by itself.  The Nordic Group further covenants and agrees that it will not grant any third party rights to conduct targeted internet marketing efforts in China for sales of wind turbines using “Nordic Windpower.”

6.3
Allowable Uses.  The Parties understand and agree that because of the nature of the Internet and the Worldwide Web, websites in both generic top level domains (such as .com) and also country code top level domains (such as .cn) may be visible to users anywhere on earth.  Accordingly, any use of the word or mark “GC Nordic” or “Guoce Nordic” by any GC China Group member on any website or in a domain name otherwise permissible under this Agreement shall not be deemed a prohibited use of the mark outside China, regardless of whether visible to users outside of China.

7.	Additional Covenants

7.1
Destruction of Infringing Materials.  The GC China Group shall destroy all sales, advertisement, marketing, packaging, labeling and promotional material, including without limitation investor presentation material, which use the Non-China Marks that are in the possession of the GC China Group.  The GC China Group shall undertake reasonable efforts to destroy all sales, advertisement, marketing, packaging, labeling and promotional material, including without limitation investor presentation material, which use the Non-China Marks that the GC China Group has provided to third parties.

7.2
Use of Name.  Except as set forth in Section 6 (Ownership of Domain Names) and except to the extent legally required for non-marketing identification purposes, the GC China Group covenants and agrees that outside China commencing on the Effective Date and continuing in perpetuity, none of the GC China Group shall be referred to as “Nordic Turbines” or any other name or word that uses or incorporates Nordic in any materials, documents, filings or reports, including without limitation any press release or U.S. Securities and Exchange Commission filing, except if and to the extent it is legally required by applicable laws in the relevant jurisdiction.  In addition, the Parties understand and agree that the GC China Group may use the term “Nordic” and the names of the Nordic Group members in a factual manner in public disclosures, including those on any websites owned or operated by the GC China Group, where required or advisable under applicable law.  For the avoidance of doubt, the GC China Group shall not use the language “formerly known as NORDIC TURBINES” except if and to the extent it is legally required to do so by applicable laws in the relevant jurisdiction.

7.3
Disassociation.  The GC China Group covenants and agrees that it will not claim any association or affiliation with the Nordic Group commencing on the Effective Date and continuing in perpetuity except if and to the extent it is legally required by laws in the applicable jurisdiction.

7.4
Further Assurances.  Each Party covenants and agrees that it will execute and deliver such further certifications, documents, other instruments and take such further actions as are reasonably requested by another Party from time to time to effect the trademark and domain name assignments, registrations, cancellations and other rights granted pursuant to this Agreement; provided, however, that any costs or fees required with respect to the foregoing shall be borne solely by the requesting Party.

8.	Limitation of Liability

NO PARTY SHALL HAVE ANY LIABILITY WHATSOEVER FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL OR SPECIAL DAMAGES, LOST PROFITS, LOST REVENUES, LOST OPPORTUNITIES, REPLACEMENT COSTS OR SUBSTITUTION OF GOODS UNDER THIS AGREEMENT.

9.	No Warranties

ANY AND ALL TECHNOLOGY, KNOW-HOW OR OTHER ITEMS PROVIDED BY A PARTY TO ANY OTHER PARTY PRIOR TO THE EFFECTIVE DATE HAVE BEEN PROVIDED ON AN “AS IS” BASIS, AND NO PARTY MAKES ANY WARRANTIES TO ANY OTHER PARTY, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, AND INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF QUALITY, WARRANTY OF MERCHANTABILITY, ERROR-FREE PERFORMANCE, SAFETY OR WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE OR ANY WARRANTY AS TO THE VALIDITY OF ANY PATENT OR THE NON- INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.  EACH PARTY REPRESENTS, WARRANTS AND COVENANTS THAT ITS PAST, PRESENT OR FUTURE USE OR OTHER EXPLOITATION OF ANY SUCH ITEMS, INCLUDING WITHOUT LIMITATION DISTRIBUTION TO THIRD PARTIES, WAS, IS AND SHALL FOREVER BE, AT ITS OWN RISK.  EACH PARTY ACKNOWLEDGES AND AGREES THAT IT WAS, IS AND SHALL FOREVER BE SOLELY RESPONSIBLE FOR ENSURING HUMAN AND ENVIRONMENTAL SAFETY RELATED TO ANY AND ALL PAST, PRESENT OR FUTURE USE OR OTHER EXPLOITATION OF ANY SUCH ITEMS.  EACH PARTY REPRESENTS, WARRANTS AND COVENANTS THAT IT SHALL BE SOLELY LIABLE FOR ANY BODILY INJURY, PERSONAL INJURY, DEATH OR PROPERTY DAMAGE DIRECTLY OR INDIRECTLY CAUSED BY SUCH PARTY’S PAST, PRESENT OR FUTURE USE OR OTHER EXPLOITATION OF ANY SUCH ITEMS.

10.	Indemnification

10.1
Indemnification by the GC China Group.  The GC China Group will, at its expense and the Nordic Group’s request, defend, indemnify and hold harmless the Nordic Group and their respective officers, directors, employees, contractors and agents against any and all Claims (including reasonable attorneys’ and other reasonable professionals’ fees and costs) arising, in whole or in part, in connection with any breach of this Agreement (including any representation, warranty or covenant contained herein) by the GC China Group; provided that the Nordic Group shall promptly notify the GC China Group in writing about any such claim and if prejudice occurs as a result of the Nordic Group’s delay in providing notice, then the GC China Group shall not be liable for any losses that directly result from the delay of providing such notice to the extent of such prejudice.

10.2
Indemnification by the Nordic Group.  The Nordic Group will, at its expense and the GC China Group’s request, defend, indemnify and hold harmless the GC China Group and their respective officers, directors, employees, contractors and agents against any and all Claims (including reasonable attorneys’ and other reasonable professionals’ fees and costs) arising, in whole or in part, in connection with any breach of this Agreement (including any representation, warranty or covenant contained herein) by the Nordic Group; provided that the GC China Group shall promptly notify the Nordic Group in writing about any such claim and if prejudice occurs as a result of the GC China Group’s delay in providing notice, then the Nordic Group shall not be liable for any losses that directly result from the delay of providing such notice to the extent of such prejudice.

10.3
Indemnification Procedure.  A person or entity that intends to claim indemnification under this Section 10 (an “Indemnitee”) must promptly notify the other Party (the “Indemnitor”) in writing of any Claim in respect of which the Indemnitee intends to claim such indemnification, and the Indemnitor will assume the defense thereof whether or not such Claim is rightfully brought; provided, however, that an Indemnitee will have the right to take sole control of the defense and retain its own counsel, with the fees and expenses to be paid by the Indemnitee, unless Indemnitor does not assume the defense, in which case the reasonable fees and expenses of counsel retained by the Indemnitee will be paid by the Indemnitor.  The Indemnitee, and its employees and agents, will cooperate fully with the Indemnitor and its legal representatives in the investigations of any Claim.  The Indemnitor may not enter into any settlement or compromise unless such settlement or compromise unconditionally releases the Indemnitee from all liability for all Claims or unless such settlement or compromise is consented to in writing by the Indemnitee, which consent shall not be unreasonably withheld or delayed.  The Indemnitor will not be liable for the indemnification of any Claim settled or compromised by the Indemnitee without the written consent of the Indemnitor, which consent shall not be unreasonably withheld or delayed.

11.	Deltawind and the Nordic Group

Notwithstanding anything to the contrary contained in this Agreement, as between only Deltawind and the Nordic Group, each of Deltawind and the Nordic Group agrees that nothing in this Agreement amends, terminates, changes, modifies or alters the rights or obligations of Deltawind and the Nordic Group with respect to the Asset Transfer Agreement, or any other provision thereof, and that the Asset Transfer Agreement shall continue to be in full force and effect between Deltawind and the Nordic Group, without regard to this Agreement.

12.	Notices

All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (a) personal delivery to the Party to be notified, (b) if within the United States of America, either five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of delivery, or (c) if outside of the United States of America, three (3) business days after the business day of deposit with an internationally recognized courier, freight prepaid, for delivery within the specified period, with written verification of delivery within said period.  All communications shall be sent to the attention of each Party’s Chief Executive Officer to such Party’s address as set forth on the first page of this Agreement, or such other address as subsequently modified by such Party by written notice given in accordance with this Section.  If notice is given to any member of the Nordic Group, a copy, which shall not constitute notice, shall also be sent to Baker & McKenzie LLP, c/o Maria P. Sendra, Esq., 12544 High Bluff Drive, 3rd Floor, San Diego, CA 92130.  If notice is given to any member of the GC China Group, a copy, which shall not constitute notice, shall also be sent to Greenberg Traurig, LLP, c/o Mark Lee, Esq., 1201 K Street, Suite 1100, Sacramento CA 95814.

13.	Counterparts

This Agreement may be executed in counterparts, all of which, when taken together, shall constitute a fully-executed original.  Facsimile signatures will be effective and binding.  A Party providing a facsimile signature shall promptly provide an original signature to the other Party’s counsel.

14.	Entire Agreement

This Agreement constitutes the final and exclusive agreement between the Parties with respect to the subject matter, and all prior and contemporaneous agreements, representations, negotiations, and understandings of the Parties regarding the same, whether oral or written are superseded and merged into this Agreement.

15.	Modification

No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is in writing and signed by the Parties.

16.	Construction and Section Headings

This Agreement shall be written in English and Mandarin Chinese; provided, however, that the English language version shall control in the event of any conflict.  This Agreement was not drafted by any one Party and shall not be construed or interpreted against any one Party.  The Section headings in this Agreement are provided for convenience only and will not affect its construction or interpretation.  All references to “Section” or “Sections” refer to the corresponding section or sections of this Agreement unless otherwise specified.  All words used in this Agreement will be construed to be of such gender or number as the circumstances require.  Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.

17.	Severability

If any provision or any portion of this Agreement shall become illegal, null, or void or against public policy, for any reason, or shall be held by any court of competent jurisdiction to be illegal, null, or void or against public policy, then the remainder of this Agreement shall not be affected and shall remain in full force and effect in such jurisdiction to the extent permissible by applicable law, and the entire Agreement shall remain in full force and effect in all other jurisdictions to the extent permissible by the applicable laws in such jurisdictions.

18.	No Admission of Liability

This Agreement constitutes a compromise disposition of controverted claims, and by executing this Agreement, the Parties do not admit liability for any of the matters discussed in the course of negotiating this Agreement.  Except as specified or otherwise provided for in this Agreement, no statements made in this Agreement may be used against any Party for any purpose, and no statements of the Parties (nor their officers, agents, employees, representatives, nor attorneys) in the course of negotiating this Agreement may be admissible as evidence for any purpose in any proceeding.

19.	Successors and Assigns

Each and all covenants and conditions of this Agreement shall inure to the benefit of and shall be binding upon successors and interest, assigns and legal representatives of the Parties.

20.	Governing Law; Arbitration of Disputes

20.1
Choice of Law.  Notwithstanding anything to the contrary contained herein, this Agreement shall be construed in accordance with and governed by the substantive laws of the State of New York and the applicable federal laws of the United States of America, without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the substantive laws of the State of New York and the applicable federal laws of the United States of America to the rights and duties of the Parties.  The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement.

20.2
Arbitration.  All disputes arising out of or in connection with the present contract shall be submitted to the International Court of Arbitration of the International Chamber of Commerce and shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by one (1) or three (3) arbitrator(s) appointed in accordance with the said rules.  The place of arbitration shall be Singapore.  The arbitration will be conducted in English, with a translator provided for those persons who speak Mandarin Chinese.  The award rendered by the arbitrator(s) shall be final and judgment may be entered thereon in any court having jurisdiction thereon.

21.	Authorization to Bind

The Parties warrant that their respective signatories have full authority to enter into this Agreement on behalf of any entities for whom they are signing.

[THE REST OF THIS PAGE INTENTIONALLY LEFT BLANK

IN WITNESS OF THE FOREGOING, the Parties execute this Termination, Release and Settlement Agreement as of the Effective Date:

Nordic Windpower USA, Inc.		GC China Turbine Corp.

By:	/s/ Thomas M. Carbone	By:	/s/ Qi Na
	Name Thomas M. Carbone		Name Qi Na

Its:	CEO	Its:	CEO

Date:	11/30/10	Date:	11/30/10

Nordic Windpower Limited		Luckcharm Holdings Limited

By:	/s/ Thomas M. Carbone	By:	/s/ Qi Na
	Name Thomas M. Carbone		Name Qi Na

Its:	CEO	Its:	Authorized Signatory

Date:	11/30/10	Date:	11/30/10

Nordic Windpower Holdings, Inc.		Wuhan Guoce Nordic New Energy Co., Ltd.

By:	/s/ Thomas M. Carbone	By:	/s/ Qi Na
	Name Thomas M. Carbone		Name Qi Na

Its:	CEO	Its:	General Manager

Date:	11/30/10	Date:	11/30/10

Deltawind AB		Wuhan Guoce Science & Technology Co., Ltd.

By:	/s/ Arne J. Myre	By:	/s/ Qi Na
	Name Arne J. Myre		Name Qi Na

Its:	Chairman	Its:	Authorized Signatory

Date:	11/30/10	Date:	11/30/10

and		Wuhan Zhongjieneng New Energy Investment Ptd.

By:	/s/ Joar Viken	By:	/s/ Qi Na
	Name Joar Viken		Name Qi Na

Its:	Director	Its:	Authorized Signatory

Date:	11/30/10	Date:	11/30/10

 [SIGNATURE PAGE TO TERMINATION, RELEASE AND SETTLEMENT
AGREEMENT]